EXHIBIT 16

LETTER FROM ARTHUR ANDERSEN LLP




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

February 2, 2000

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated February 2, 2000, of Apple Orthodontix, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ ARTHUR ANDERSEN  LLP


cc:   James E. Bobbitt, Vice President
       and Chief Financial Officer
       Apple Orthodontix, Inc.